EXHIBIT 10.2


                            STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT ("Agreement") is made effective as of the 13 day of September, 2006, by and between Electric Aquagenics Unlimited, a Delaware corporation whose principal office is located at 1464 W. 40 South, Suite 200, Lindon, Utah 84042 ("EAU"), EOWORP, LLC, a Nevada limited liability company whose principal office is located at 139 South Denali Drive, Lindon, Utah 84042 ("EOWORP"), and Equilease, Inc., a Nevada corporation whose principal office is located at 1464 W. 40 South, Suite 200 ("Equilease").

                                R E C I T A L S:

     WHEREAS, EAU owns all of the issued and outstanding stock of Equilease, a company organized to provide financing to franchisees of Zerorez Franchising Systems, Inc. ("Zerorez"), in order to allow such franchisees to purchase equipment from EAU;

     WHEREAS, EAU desires to sell to EOWORP, and EOWORP desires to purchase from EAU, all of the issued and outstanding shares of Equilease (the "Equilease Shares") in exchange for the payment to EAU of (a) approximately $178,650.94 in trade payables owed to EAU by Zerorez, and (b) approximately $273,958.13 owed to Equilease by three franchisees of Zerorez as evidenced by four separate promissory notes;

     NOW, THEREFORE, in consideration of the terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

     1. Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, EAU agrees to sell the Equilease Shares to EOWORP, and EOWORP agrees to purchase the Equilease Shares from EAU, in exchange for the cash payment of $452,609.07.

     2. Escrow Agreement; Closing. The purchase and sale of the Equilease Shares shall be completed through the use of an Escrow pursuant to the terms and conditions of the Escrow Agreement attached hereto as Exhibit "A," which Escrow Agreement is incorporated herein by reference. The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Kirton & McConkie, 60 E. South Temple, Suite 1800, Salt Lake City, Utah 84111, at such time and date as shall be agreed upon by the parties, provided that each party shall have delivered or deposited in the Escrow all funds, documents or agreements that are required to be delivered or deposited by the terms of this Agreement, by the terms of the Stock Purchase Agreement dated of the same date hereof between EOWORP and Peter F. Ullrich related to the sale of 590,000 shares of EAU common stock from EOWORP to Peter F. Ullrich, and by the terms of the Escrow Agreement. The Closing of the sale of the Equilease Shares will occur simultaneously with the Closing of the sale of EAU Shares from EOWORP to Peter
F. Ullrich, LLC, and both transactions shall be handled by a single Escrow Agreement.

     3. Escrow Deposits.

     Prior to the Closing:



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     3.1 EAU shall deliver to, or deposit with,  Kirton & McConkie as the Escrow
Agent pursuant to the terms of the Escrow Agreement:

          (i) original Certificate No. 001 representing all of the issued and outstanding shares of capital stock of Equilease, Inc., duly endorsed for transfer by EAU (or accompanied by duly executed stock powers);

          (ii) four (4) original promissory notes in the aggregate principal amount of $273,958.13 made by three franchisees of Zerorez and payable to Equilease (the "Zerorez Notes"); and

          (iii) such other documents or items as the Escrow Agent shall reasonably request.

     3.2 There shall be deposited in the Kirton & McConkie trust account as part of the closing of the sale of EAU Shares from EOWORP to Peter F. Ullrich the sum of $885,000.

     4. Closing.

     At the Closing:

          4.1 The Escrow Agent shall deliver the original Certificate No. 001 representing the Equilease Shares to EOWORP, together with duly executed stock powers transferring ownership of the Equilease Shares to EOWORP;

          4.2 The Escrow Agent shall deliver to EOWORP the Zerorez Notes;

          4.3 The Escrow Agent shall cause the $885,000 deposited in the Kirton & McConkie trust account to be disbursed as provided in the Escrow Agreement;

          4.4 The trade payable in the amount of approximately $178,650.94 owed to EAU by Zerorez shall be reflected on the books of EAU as being paid in full.

     5. Representations and Warranties of EAU. EAU represents and warrants to EOWORP as follows:

     5.1 Capital Stock. The authorized capital stock of Equilease consists of 10,000,000 shares of $0.001 par value common stock, of which, as of June 30, 2006, a total of 10,000,000 shares had been issued and were outstanding, all of which are owned by EAU. The Equilease Shares were duly and validly issued, and are fully paid and nonassessable. EAU has good title, beneficially and of record, to the Equilease Shares, free and clear of all security interests, liens, claims, encumbrances and other contractual restrictions of any kind. The transfer and delivery of the Equilease Shares by EAU to EOWORP as contemplated by this Agreement will transfer good and marketable title to the Equilease


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Shares to  EOWORP,  free and clear of all  security  interests,  liens,  claims, encumbrances and other contractual restrictions of any kind. The Equilease Shares will be "restricted securities" as defined in the federal securities
laws,  and  the  certificates   representing  the  Shares  will  bear  a  legend
substantially as follows:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE (THE "LAW"). SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER SAID SHARES NOR ANY INTEREST THEREIN MAY BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT AND QUALIFICATION UNDER THE LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED AS TO SAID SALE OR OFFER.

     5.2. No Conflict. Neither the execution and delivery of this Agreement, nor the performance of the transactions contemplated herein by EAU, will violate or conflict with any lease, contract, agreement, license or other instrument or any order, judgment or ruling of any governmental authority to which either Equilease or EAU is subject.

     5.3 No Representation as to Value, Business or Prospects. EOWORP acknowledges that it has all of the information it needs to determine whether to purchase the Equilease Shares. EOWORP is not relying on any representation by EAU as to the value, business or prospects of Equilease in determining whether to purchase the Equilease Shares, and EAU expressly disclaims any such representation.

     6. Representations and Warranties of EOWORP. EOWORP represents and warrants to EAU as follows:

     6.1 No Conflict. Neither the execution and delivery of this Agreement nor the performance of the transactions contemplated herein by EOWORP will violate, conflict or constitute a default under any lease, contract, agreement, license or other instrument or any order, judgment or ruling of any governmental authority to which EOWORP is a party.

     6.2 Purchase for Investment. EOWORP acknowledges that the Shares will be "restricted stock" under federal and state securities laws. EOWORP is not an underwriter, as such term is defined under the Securities Act, and is purchasing the Shares solely for investment with no present intention to distribute any of the Shares to any person, and EOWORP will not sell or otherwise dispose of any of the Shares except in compliance with the registration requirements or exemption provisions under applicable federal and state securities laws and regulations.

     7. Expenses. Except as otherwise expressly provided in this Agreement or in the Escrow Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants. In the event


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of  termination of this  Agreement,  the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     8. Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the contemplated transactions will be issued, if at all, at such time and in such manner as the parties mutually agree. The parties will consult with each other concerning the means by which their respective employees, customers, and suppliers and others will be informed of the transactions contemplated hereby.

     9. Waiver of Conflict of Interest. The parties acknowledge and agree that the law firm of Kirton & McConkie, has represented both parties to this Agreement in the negotiation, documentation and closing of this transaction, and that Kirton & McConkie is also acting as Escrow Agent under the Escrow Agreement, and each of the parties hereto, after being fully informed of the conflicts of interest inherent in having the same attorney represent both parties, hereby consent to Kirton & McConkie representing each party and acting as the Escrow Agent, and each of the parties hereto waives any conflict of interest arising out of such dual representation.

     10. Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

              EOWORP:          EOWORP, LLC
                               139 South Denali Drive
                               Lindon, Utah 84042
                               Attn: Gaylord M. Karren
                               Phone: _________________________
                               Fax: ___________________________


              EAU:             Electric Aquagenics Unlimited, Inc.
                               1464 W. 40 South, Suite 200
                               Lindon, Utah 84042
                               Attn: Jay S. Potter, Interim CEO
                               Phone:  801-443-1031
                               Fax:  801-443-1029

     11. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Utah, County of Salt Lake or, if it has or can acquire jurisdiction, in the United States District Court for the District of Utah, and each of the parties consents


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to the jurisdiction of such courts (and of the appropriate  appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     12. Further Assurances. Each party shall cooperate with the other, and execute and deliver, or cause to be executed and delivered, all such other instruments, including instruments of conveyance, assignment and transfer, and take all such other actions as such party may be reasonably requested to take by the other party hereto from time to time, in order to effectuate the transfer of the Equilease Shares from EAU to EOWORP.

     13. Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter, and this Agreement and the Escrow Agreement entered into in connection with this Agreement constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     14. Assignment. This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned in whole or in part by either party without the prior written consent of the other party.

     15. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     16. Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     17 Attorney Fees. If either Party employs an attorney to enforce or defend its rights under this Agreement, the prevailing party shall be entitled to its reasonable expenses, including but not limited to attorney's fees incurred whether occasioned by litigation or otherwise and in bankruptcy court or on appeal.

     18. Survival of Obligations. All representations, warranties, covenants and obligations contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement.

     19. Governing Law. This Agreement shall be governed by and interpreted in accordance with the general laws of the State of Utah applicable to contacts made and to be performed wholly within such state, and in accordance with the general corporation laws of the State of Delaware.



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     IN WITNESS  WHEREOF,  the  parties  hereto  have  executed  this  Agreement effective as of the date first written above.

                                      EAU:
                                      ELECTRIC AQUAGENICS UNLIMITED, INC.
                                      A Delaware corporation



                                      By: /s/ Jay Potter
                                          --------------------------------------
                                           Its: Interim CEO


                                      EOWORP:
                                      EOWORP, LLC
                                      A Nevada limited liability company



                                      By: /s/ John Hopkins
                                          --------------------------------------
                                           Its: Member


                                      EQUILEASE
                                      EQUILEASE, INC.
                                      A Nevada corporation



                                      By: /s/ John Hopkins
                                          --------------------------------------
                                           Its: President


          [Signature page to Equilease, Inc. Stock Purchase Agreement]

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